                                                                    EXHIBIT 99.4

                            EXCHANGE AGENT AGREEMENT


     AGREEMENT dated as of May 1, 1996, among Mobil Corporation, a Delaware corporation ("Mobil"), Mobil G.B. 388 Finance Inc., a Delaware corporation ("MGB"), and First Security Bank of Utah, National Association ("FSBU").

     WHEREAS, Mobil and MGB are parties to that certain Registration Rights Agreement dated December 12, 1995 (the "Registration Rights Agreement") pursuant to which Mobil and MGB will commence an offer (the "Exchange Offer") to cause FSBU to exchange $1,000 principal amount of Pass Through Certificates, Series 1995-B1 through 1995-B6 (the "New Certificates"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act") pursuant to a registration statement on Form S-4 filed by Mobil and MGB (together with any amendments thereto, the "Registration Statement"), for each $1,000 principal amount of issued and outstanding Pass Through Certificates, Series 1995-A1 through 1995-A6 of Mobil and MGB (the "Old Certificates"), of which an aggregate of $92,185,000 in principal amount is outstanding. Holders of the Old Certificates may tender some or all of the Old Certificates pursuant to the Exchange Offer. However, the Old Certificates may be tendered only in integral multiples of $1,000. The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Certificates being tendered for exchange.

     WHEREAS, FSBU currently serves as the trustee (the "Pass Through Trustee") for the Mobil Corporation 1995-A Pass Through Trusts formed pursuant to six separate pass through trust agreements dated December 12, 1995 among Mobil, MGB and FSBU.

     WHEREAS, Mobil and MGB desire to retain FSBU to serve as the Exchange Agent with respect to the surrender of the Old Certificates in exchange for the New Certificates pursuant to the Exchange Offer, and FSBU agrees so to serve, on the terms and conditions set forth herein.

     NOW, THEREFORE, the parties agree as follows:

     1.  Appointment of Exchange Agent.  Mobil and MGB hereby appoint FSBU as
         -----------------------------
Exchange Agent (the "Exchange Agent"). In connection with such appointment, Mobil and MGB have provided to the Exchange Agent (or are providing herewith) copies of each of the following documents:

          (a) A Letter of Transmittal substantially in the form attached hereto as Exhibit A (the "Letter of Transmittal");

          (b) Guidelines for Certification of Taxpayer Identification Number or Substitute Form W-9 (the "W-9 Guidelines");

          (c)  Notice of Guaranteed Delivery;
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          (d)  The Prospectus relating to the Exchange Offer; and

          (e)  A letter from Mobil and MGB to the Certificateholders

     2.   Exchange Offer.  The Exchange Offer will be made by the Pass Through
          --------------
Trustee to the holders of Old Certificates ("Certificateholders"). The Pass Through Trustee shall furnish to the Exchange Agent a list containing the names and addresses of the holders of record of Old Certificates, and shall indicate with respect to each Certificateholder the principal amount of Old Certificates owned by each such Certificateholder as of the Commencement Date. In carrying out its duties as Exchange Agent in connection with the Exchange Offer, the Exchange Agent is to act in accordance with the following:

     (a) The Exchange Agent shall mail, postage prepaid, as soon as practicable after the date the Registration Statement is effective (the "Commencement Date"), to each holder of record of Old Certificates as of the Commencement Date, copies of the Letter of Transmittal, the W-9 Guidelines, the Notice of Guaranteed Delivery, the Prospectus, a return envelope addressed to the Exchange Agent and a letter from Mobil and MGB to Certificateholder. Copies of such items will be furnished to the Exchange Agent by Mobil and MGB in sufficient quantities so that the Exchange Agent may give copies of such documents to any person so requesting. The Letter of Transmittal will contain instructions with respect to the delivery of New Certificates for Old Certificates tendered.

     (b) The Exchange Offer will expire at 5:00 p.m., New York City time, on the date that is 60 days after the Commencement Date (the "Initial Expiration Date"), or at any subsequent time to which Mobil and MGB may extend the Exchange Offer. Mobil and MGB have no current intention to extend the Exchange Offer but expressly reserve the right, in their sole discretion, to extend the Exchange Offer at any time and from time to time by giving oral or written notice to the Exchange Agent before 9:00 a.m. on the first business day following the scheduled expiration date and by timely public announcement communicated, unless otherwise required by applicable law or regulation, by making a release to the Dow Jones News Service. The later of the Initial Expiration Date and the latest date and time to which the Exchange Offer has been so extended is herein referred to as the "Expiration Date."

     (c) The Exchange Agent is authorized to accept Old Certificates tendered for exchange by Certificateholders if (i) the Certificateholder complies with the procedure for book-entry transfer and the Letter of Transmittal or a facsimile thereof (all references herein to the Letter of Transmittal being deemed to include a facsimile thereof) is duly executed and properly completed in accordance with the instructions set forth therein and properly delivered with any required signature guarantees to the Exchange Agent as directed in the Letter of Transmittal on or prior to the Expiration Date or (ii) the Certificateholder complies with the guaranteed delivery procedures described below.

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

     (d) The Exchange Agent will establish a book entry account with the Depository Trust Company ("DTC") for purposes of the Exchange Offer promptly after the date of the Prospectus, and any financial institution that is a participant in DTC's system may make book-entry delivery of the Old Certificates by causing DTC to transfer such Old Certificates into the account maintained by the Exchange Agent pursuant to this paragraph in accordance with DTC's procedures for such transfer. This account will be maintained until all Old Certificates tendered pursuant to the Exchange Offer have been either accepted for exchange or returned. However, although delivery of Old Certificates may be effected through book-entry transfer, the Letter of Transmittal properly completed and duly executed together with any required signature guarantees and any other required documents must, in any case, be received or confirmed by the Exchange Agent on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures in order for Old Certificates to be properly tendered.

     (e) The Exchange Agent shall examine the Letters of Transmittal and certificates for Old Certificates delivered or mailed to it to ascertain whether the Letters of Transmittal are filled out and executed in accordance with instructions set forth therein and that certificates for Old Certificates represent validly issued and outstanding Old Certificates as of the date on which such Old Certificates are accepted for exchange. All questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance for exchange of any tender of Old Certificates will be determined by Mobil and MGB, in their sole discretion, which determination shall be final and binding.

          With the written approval of any of the employees of Mobil and MGB identified or named in Section 7(a) of this Agreement, or any other person designated by Mobil and MGB, the Exchange Agent is authorized to waive irregularities in connection with the acceptance of the Exchange Offer.

          If any tendered Old Certificates are not accepted for exchange because of an invalid tender or otherwise, any such unaccepted Old Certificates with any related required documents and the Letter of Transmittal relating thereto will be returned, without expense, to the tendering Certificateholder thereof as promptly as practicable after the Expiration Date along with a notice explaining the reason for such return.

     (f) If a Certificateholder desires to tender Old Certificates pursuant to the Exchange Offer but time will not permit all required documents to reach the Exchange Agent on or prior to the Expiration Date or the procedure for book-entry tender cannot be completed on a timely basis, such Old Certificates may nevertheless be tendered if all the following conditions are satisfied:

          (i) the Exchange Agent has received a letter, telegram or facsimile from an Eligible Institution (as defined in the Prospectus) setting forth all required information as to the tendering Certificateholder on or prior to the Expiration Date;

          (ii) a properly completed and duly executed Notice of Guaranteed Delivery is received by the Exchange Agent as provided below on or prior to the Expiration Date; and

          (iii) the certificates for all tendered Old Certificates, in proper form for transfer (or a confirmation of book-entry transfer of such Old Certificates into the Exchange Agent's account at DTC ("Book-Entry Confirmation")), together with a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal are received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

          The Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram, telex, facsimile transmission or mailed to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such Notice of Guaranteed Delivery.

          The Exchange Agent is authorized to deem a tender received as of the date when (i) the tendered Certificateholder's properly completed and duly signed Letter of Transmittal (accompanied by the Old Certificates or a Book-Entry Confirmation) is received by the Exchange Agent or
          (ii) a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect from an Eligible Institution is received by the Exchange Agent.

          Issuances of New Certificates or a book-entry transfer in accordance with DTC's procedures for such transfer by the Pass Through Trustee in exchange for Old Certificates tendered pursuant to a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) by an Eligible Institution will be made only against deposit of the Letter of Transmittal and the tendered Old Certificates (or a Book-Entry Confirmation) and any other required documents.

     (g) Validly tendered Old Certificates will be deemed to have been accepted by the Pass Through Trustee when, as and if Mobil and MGB have given oral or written notice thereof to the Exchange Agent. Mobil and MGB will exchange Old Certificates duly tendered on the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal as they may be amended from time to time. Exchange for Old Certificates duly tendered and exchanged pursuant to the Exchange Offer will be made by delivery of the New Certificates by the Exchange Agent as soon as practicable after notice of acceptance of said Old Certificates by Mobil and MGB is received by the Exchange Agent.

     (h) A tender of Old Certificates pursuant to the Exchange Offer is irrevocable, except that Old Certificates tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. For a withdrawal to be effective, a written, telegram, telex or facsimile transmission notice of withdrawal must be received by the Exchange Agent at the address set forth in the Letter of Transmittal not later than the close of business on the Expiration Date. Any such notice of withdrawal must specify the Certificateholder named in the Letter of Transmittal as having tendered Old Certificates to be withdrawn, the numbers of the Old Certificates to be withdrawn and the principal amount thereof, a statement that such Certificateholder is withdrawing his election to have such Old Certificates exchanged, and the name of the registered Certificateholder of such Old Certificates, and must be signed by the Certificateholder in the same manner as the original signature on the Letter of Transmittal (including any required signature guarantees) or be accompanied by evidence satisfactory to Mobil and MGB that the person withdrawing the tender has succeeded to the beneficial ownership of the Old Certificates being withdrawn. The Exchange Agent will return the properly withdrawn Old Certificates promptly following receipt of notice of withdrawal. If Old Certificates have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Old Certificates or otherwise comply with DTC procedure. All questions as to the validity of notices of withdrawal, including time of receipt, will be determined by Mobil and MGB, and such determination will be final and binding on all parties.

     (i) Notwithstanding any other provision of the Exchange Offer, or any extension of the Exchange Offer, the Pass Through Trustee will not be required to issue New Certificates in exchange for properly tendered Old Certificates not previously accepted, and Mobil and MGB may terminate the Exchange Offer (by giving oral or written notice to the Exchange Agent and by timely public announcement communicated, unless otherwise required by applicable law or regulation, by making a release to the Dow Jones News Service), or, at their option, modify or otherwise amend the Exchange Offer, if either of the following events occur:

               (i) any statute, rule or regulation shall have been enacted, or any action shall have been taken by any court or governmental authority, including the staff of the Commission, which, in the sole judgment of Mobil and MGB, would prohibit, restrict or otherwise render illegal consummation of the Exchange Offer; or

               (ii) there shall occur a change in the current interpretation by the staff of the Commission which permits the New Certificates issued pursuant to the Exchange Offer in exchange for Old Certificates to be offered for resale, resold and otherwise transferred by Certificateholders thereof (other than broker-dealers and any such Certificateholder which is an "affiliate" of Mobil or MGB within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such New Certificates are acquired in the ordinary course of such Certificateholders' business and such Certificateholders have no arrangement or understanding with any person to participate in the distribution of such New Certificates.

          Mobil and MGB expressly reserve the right to terminate the Exchange Offer and not accept for exchange any Old Certificates upon the occurrence of either of the foregoing conditions. In addition, Mobil and MGB may amend the Exchange Offer at any time prior to the Expiration Date if either of the conditions set forth above occurs. Moreover, regardless of whether either of such conditions has occurred, Mobil and MGB may amend the Exchange Offer in any manner which, in their good faith judgment, is advantageous to Certificateholders of the Old Certificates.

          The foregoing conditions are for the sole benefit of Mobil and MGB and may be waived by Mobil and MGB, in whole or in part, in their sole discretion. The foregoing conditions must be either satisfied or waived prior to termination of the Exchange Offer. Any determination made by Mobil and MGB concerning an event, development or circumstance described or referred to above will be final and binding on all parties.

     (j) If, pursuant to the Exchange Offer, Mobil and MGB do not exchange Old Certificates tendered, the Exchange Agent shall, as promptly as practicable following the expiration or termination of the Exchange Offer, return the deposited certificates for such Old Certificates, with any related required documents and the Letter of Transmittal relating thereto that are in the Exchange Agent's possession, to the persons who deposited same, together with a notice explaining the reasons for their return. In the case of Old Certificates tendered by book-entry transfer, such Old Certificates will be credited to an account maintained at DTC.

     (k) Certificates for unexchanged Old Certificates and any certificated New Certificates issuable upon exchange of Old Certificates are to be forwarded by (a) first-class mail under a blanket surety bond protecting the Exchange Agent, Mobil and MGB from loss or liability arising out of the non-receipt or non-delivery of such Certificates or
          (b) by registered mail insured separately for the replacement value of such Certificates.

     (l) The Exchange Agent shall advise by telephone, each Thursday, and at such other times as requested by Mobil, up to and including the Expiration Date, not later than 5:00 p.m. New York City time, Victor Fernandez (703-846-1221) of Mobil and such others as he may direct in writing from time to time, of the number of Old Certificates which have been duly tendered as of such day, the number of Old Certificates about which the Exchange Agent has questions concerning the validity of the tender and the cumulative number of Old Certificates tendered and not withdrawn through the time of such call and shall provide such persons with any other information such persons may reasonably request. As soon as practicable following the Expiration Date, the Exchange Agent will prepare a final written list of all persons whose tenders of Old Certificates were accepted and the number of Old Certificates tendered and not withdrawn in the Exchange Offer and deliver such list to Mobil and MGB.

     (m) The Exchange Agent will not be required to and will make no representations as to the validity, value or genuineness of the Exchange Offer or the New Certificates.

     (n) The Exchange Agent shall not be called upon at any time to advise any person tendering pursuant to the Exchange Offer as to the merits of making such tender or as to the market value or decline or appreciation in market value of any security and shall not offer to pay or pay any concessions or commissions to any brokers, dealers, banks or other persons, or engage or utilize any person, to solicit tenders pursuant to the Exchange Offer.

     (o) The Exchange Agent shall accept and comply with telephone and mail requests for information concerning the proper tender of Old Certificates pursuant to the Exchange Offer and exchange of such Old Certificates for the New Certificates.

     (p) In the event of any inconsistency between this Agreement, on the one hand, and the Prospectus and the Letter of Transmittal (as they may be amended from time to time), on the other hand, with respect to the Exchange Offer, such inconsistency shall be resolved in favor of the Prospectus and the Letter of Transmittal, except with respect to the duties, liabilities and rights of FSBU as Exchange Agent in connection with the Exchange Offer.

     3.   Lost Certificates; Discrepancies in Ownership.  If any holder of Old
          ---------------------------------------------
Certificates is unable to locate his or her certificates, the Exchange Agent is authorized upon receipt of an otherwise proper Letter of Transmittal, an affidavit of loss and a bond of indemnity, satisfactory to the Exchange Agent, Mobil and MGB and the surety company(s) engaged by the Exchange Agent, to exchange such holder's Old Certificates pursuant to the Exchange Offer and in accordance with the terms of this Agreement.

     4.   Fees and Expenses of Exchange Agent.  Mobil and MGB shall reimburse
          -----------------------------------
the Exchange Agent for its reasonable out-of-pocket expenses and shall pay fees for the services performed hereunder by the Exchange Agent in connection with the Exchange Offer in the amounts set forth in Exhibit B hereto.

     5.   Indemnification.  (a)  Mobil and MGB shall indemnify and hold the
          ---------------
Exchange Agent and its officers, directors, employees, agents, subsidiaries and affiliates harmless against any loss, liability, damage or expense incurred without negligence, willful misconduct or bad faith on the Exchange Agent's part, arising out of or in connection with the administration of the Exchange Agent's duties under this Agreement, including the cost of defending the Exchange Agent against any action, proceeding, suit or claim related thereto, but such indemnity shall not extend to any losses of certificates or other documents occurring in the process of delivery of certificates representing Old Certificates to the Exchange Agent or of certificates representing New Certificates by the Exchange Agent in connection with the Exchange Offer. In no case shall Mobil or MGB be liable under this indemnity with respect to any action, suit, proceeding or claim against the Exchange Agent unless Mobil shall be notified by the Exchange Agent, by letter or by telex or facsimile transmission confirmed by letter, of the written assertion of an action, suit, proceeding or claim made or commenced against the Exchange Agent, promptly after the Exchange Agent shall have been served with the summons or other first legal process or shall have received the first written assertion giving information as to the nature and basis of the action, proceeding, suit or claim, but failure so to notify Mobil shall not release Mobil or MGB of any liability which it may have on account of any other provisions of this Agreement. Mobil and MGB shall be entitled to participate at their own expense in the defense of any such action, suit, proceeding or claim and, to the extent that they may wish, to assume the defense thereof, with counsel reasonably satisfactory to the Exchange Agent, and after notice from Mobil to the Exchange Agent of its election to assume the defense thereof, Mobil and MGB will not be liable to the Exchange Agent under this Section for any legal or other expenses subsequently incurred by the Exchange Agent in connection with the defense thereof. Mobil and MGB shall not be liable for any settlement of any such action, proceeding, suit or claim effected without their written consent.

          (b) The Exchange Agent covenants to indemnify and hold Mobil and MGB and their respective officers, directors, employees, agents, subsidiaries and affiliates harmless to the same extent as the foregoing indemnity from Mobil and MGB to the Exchange Agent, but only insofar as any loss, liability, damage or expense arises out of (i) negligence, bad faith or willful misconduct on the part of the Exchange Agent or (ii) the Exchange Agent's failure to act or refrain from acting in accordance with the instructions of Mobil or MGB.

     6.   Additional Duties and Obligations of Exchange Agent.  (a) The Exchange
          ---------------------------------------------------
Agent shall have no duties or obligations other than those specifically set forth in this Agreement except for any duties customarily a part of such engagement, including good faith and due care, or as may subsequently be agreed to by the Exchange Agent and Mobil or MGB with respect to the Exchange Offer.

     (b) The Exchange Agent shall not be obligated to take any legal action hereunder which might in its judgment involve any expense or liability (other than de minimis expenses), unless the Exchange Agent shall have been furnished with such indemnity as shall be reasonably satisfactory to it.

     7.   Reliance by Exchange Agent on Instructions, Certificates, Opinions,
          -------------------------------------------------------------------
Etc.  (a)  The Exchange Agent may rely on and shall be protected in acting upon
- ----
written instructions from Maxine C. Schnitzer, Ralph N. Johanson, Jr., and Richard E. Sliwinski, each of whom has been authorized to act on behalf of Mobil and MGB.

     (b) The Exchange Agent may rely on and shall be protected in acting in reliance upon any certificate, instrument, opinion, notice, letter, telegram, or other document delivered to it and reasonably believed by it to be genuine and to have been signed by the proper party or parties.

     (c) The Exchange Agent may consult counsel satisfactory to it (including counsel in its employ), and any action taken, suffered, or omitted by the Exchange Agent hereunder in good faith and in accordance with the opinion of such counsel, which such opinion shall be furnished in writing to Mobil and MGB prior to any such action, shall be full and complete authorization and protection in respect thereto.

     8.   Tax Matters.  The Exchange Agent will arrange to comply with the
          -----------
various information reporting and backup withholding requirements of the Internal Revenue Service (the "IRS") and the Treasury Regulations in connection with the Exchange Offer. In this regard, Mobil and MGB understand that the Exchange Agent is required to withhold 31% on payments (i) to U.S. holders of Old Certificates (A) that have not theretofore supplied the Exchange Act with their correct Taxpayer Identification Number ("TIN") on an IRS Form W-9 (or a substitute form containing all required information) or (B) for whom the Exchange Agent has been instructed by the IRS to withhold and (ii) to foreign Certificateholders that have not theretofore filed with the Exchange Agent a properly completed IRS Form W-8 unless the Exchange Agent withholds 30% on such payments pursuant to a withholding obligation under subchapter A of chapter 3 of the Code, or was not required to withhold under such subchapter and the Exchange Agent (x) has received a properly completed Form 1001 or Form 4224, as appropriate, or (y) the payment is portfolio interest and is paid outside the U.S. If such backup withholding is required, the Exchange Agent will forward the appropriate funds to the IRS.

     9.   Miscellaneous.
          -------------

     (a) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, except that the Exchange Agent shall not assign its rights or duties hereunder without the prior written consent of Mobil and MGB.

     (b) This Agreement may be terminated by Mobil and MGB at any time after the termination of the Exchange Offer by giving written notice of its decision so to terminate to the Exchange Agent.

     (c) Unless otherwise expressly provided herein, all notices, statements and other communications hereunder shall be in writing, signed by a duly authorized officer of the party sending such notice, and shall be deemed given when delivered by hand or by facsimile, addressed or transmitted as follows:

          To First Security Bank of Utah, National Association, as Exchange
Agent:

               By Hand
               -------

               First Security Bank of Utah, National Association
               79 South Main Street,
               Salt Lake City, Utah 84111
               Attention: Corporate Trust Department
               Fax: 801-246-5053

          To Mobil and MGB:

               Mobil Corporation
               3225 Gallows Road
               Fairfax, VA 22037-0001
               Attention: Treasurer
               Fax: 703-846-1401

     (d) If any provision of this Agreement shall be held illegal, invalid, or unenforceable by any court, this Agreement shall be construed and enforced as if such provision had not been contained herein and shall be deemed an Agreement among the parties hereto to the full extent permitted by applicable law.

     (e) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflict of laws rules and principles.

     (f) No provision of this Agreement may be amended, modified or waived, except in writing signed by each of the parties hereto.

     (g) This Agreement may be executed in one or more counterparts, which in the aggregate shall constitute one Agreement.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.


                         MOBIL CORPORATION


                         By: /s/ Ralph N. Johanson, Jr.
                             ----------------------------------------
                         Name: Ralph N. Johanson, Jr.
                         Title: Attorney-in-Fact



                         MOBIL G.B.388 FINANCE INC.


                         By: /s/ Maxine C. Schnitzer
                             ----------------------------------------
                         Name: Maxine C. Schnitzer
                         Title: Vice President



                         FIRST SECURITY BANK OF UTAH,
                          NATIONAL ASSOCIATION


                         By: /s/ Brett R. King
                             ----------------------------------------
                         Name: Brett R. King
                         Title: Trust Officer